                                                                   EXHIBIT 10.10

                        Capital Maritime & Trading Corp.
                                   Iassonos 3
                                  Piraeus 18537
                                     Athens
                                     Greece

Express Sea Transport Corporation
Iassonos 3
Piraeus 18537
Athens, Greece

                                                                   June 10, 2005

Ladies and Gentlemen:

                  This Letter Agreement (this "Letter Agreement") between
Capital Maritime & Trading Corp. (the "Company"), a Marshall Islands
corporation, and Express Sea Transport Corporation ("ESTC" and, together, the
"Parties"), a Panamanian corporation sets forth the terms of the Letter
Agreement referenced in the Company's Registration Statement on Form F-1, to be
filed with the Securities and Exchange Commission, on June 13, 2005. The
Parties, by this Letter Agreement, hereby agree as follows:

      1.    The Company has the option to require ESTC to participate in a good faith, exclusive negotiation for the sale of ESTC to the Company at a price calculated by reference to the valuations submitted by three independent, third party appraisers (the "Option"), appointed as described in paragraph five, below.

      2.    ESTC agrees to participate in good faith in any negotiations initiated by the Company pursuant to the Option.

      3.    The Company shall have the right to exercise the Option within the one year period commencing on the first anniversary of the Initial
            Public Offering of shares in the Company, by delivery of a written notice to ESTC, provided however, that the duration of the right to exercise the Option may be extended beyond the initial one year period, if the Parties so agree in writing, specifying the term of such extended duration.

      4.    ESTC agrees that, for so long as this Letter Agreement remains in force, ESTC shall not enter into any agreement or other arrangement, in each case whether

            written or oral, for the acquisition of ESTC, or for the option to negotiate the acquisition of ESTC, with any individual, corporate or other entity, other than the Company.

      5.    Within 30 days of the exercise of the Option by the Company, the
            Company and ESTC shall appoint three independent, third party appraisers (the "Appraisers") each of whom shall be a shipbroker, shipping consultant, other shipping professional, or financial expert, in each case with recognized expertise in the shipping industry, as follows: The first of the Appraisers shall be appointed by the Company, by a majority vote of its independent directors. The second of the Appraisers shall be appointed by ESTC. The third of the Appraisers shall be appointed jointly by the Appraiser appointed by the Company and the Appraiser appointed by ESTC.

      6.    Once appointed, each of the Appraisers shall submit to the Parties an independent, written valuation report of the current fair market value of ESTC, as an operating business, as of the date the Option was exercised (the "Valuation"). In calculating the Valuation, the
            Appraisers each shall:

                  a.    take into account their own professional knowledge and
                        expertise of the ship chartering markets;

                  b.    consider what is customary and reasonable (as of the
                        time of valuation) for businesses of a similar nature
                        and size;

                  c.    consider the existence and range of potential
                        purchasers;

                  d.    enumerate in the Valuation submitted to the Parties, all
                        other criteria considered in calculating the Valuation.

      7.    For purposes of calculating the Valuation, and upon written request by any one, or all of the Appraisers, ESTC shall make available to the Appraisers all reasonably requested financial and other documents necessary to assist in the calculation of the Valuation, provided however, that such documents shall only be provided pursuant to a Confidentiality Agreement, signed by ESTC and by the
            Appraisers seeking to review the documents. The Confidentiality
            Agreement shall take the form set forth in Exhibit A hereto.

      8.    The Company shall pay all reasonable expenses associated with the retention of the Appraisers and all reasonable costs associated with the Appraisers' Valuations.

      9.    Following the submission to the Parties, by the Appraisers, of all three independent Valuations, the Parties shall undertake a good faith review and consideration of the range of Valuations submitted.

      10.   If the Parties, having exercised a good faith review of the range of
            Valuations submitted, accept the range of Valuations, then the
            Parties shall enter into good faith negotiations with one another to agree upon a final purchase price for ESTC.

      11.   If the Parties agree to a final purchase price for ESTC, the terms and conditions of the sale of ESTC to the Company shall be consistent with reasonable and customary terms for a transaction of this type, and shall be set forth in a Sales and Purchase Agreement entered into between ESTC and the Company, and not inconsistent with the terms of this Letter Agreement.

      12.   Each of the Parties hereby represents and warrants to the other party that it has taken all corporate action necessary for the authorisation, execution, and delivery of this Letter Agreement and the performance of its obligations hereunder, and that this Letter
            Agreement, when executed and delivered by such party, will constitute its valid and legally binding obligation, enforceable in accordance with its terms.

                                      Sincerely,

                                            CAPITAL MARITIME & TRADING CORP.

                                            By: /s/ Ioannis E. Lazaridis
                                                ----------------------------
                                                 Name:  Ioannis E. Lazaridis
                                                 Title: Chief Financial Officer

Agreed and accepted,
this 10th day of June, 2005

EXPRESS SEA TRANSPORT CORPORATION

By:   /s/ Payiotis Vrettas
    ----------------------------
      Name: Payiotis Vrettas
      Title: Sole Director

EXHIBIT A TO LETTER AGREEMENT DATED [] 2005, BETWEEN EXPRESS SEA TRANSPORT
CORPORATION AND CAPITAL MARITIME & TRADING CORP.

                            CONFIDENTIALITY AGREEMENT

                                                                        [], 2005

                  This Confidentiality Agreement is hereby entered into by, and immediately upon execution shall be binding upon, Express Sea Transport
Corporation, a [] corporation ("ESTC"), and each of the undersigned Appraisers appointed pursuant to the Letter Agreement dated [] 2005, between Express Sea
Transport Corporation and Capital Maritime & Trading Corp. (the "Recipient
Appraisers" or individually, a "Recipient Appraiser").

                  ESTC agrees to make available to the Recipient Appraisers
certain information for the purpose of calculating the fair market value of
ESTC, as required in the Letter Agreement described in paragraph 1, above (the
"Letter Agreement"). Therefore, ESTC and Recipient Appraisers agree as follows:

                  1.     All information pertaining to ESTC, including, without
limitation, technical, commercial, financial, accounting, legal and administrative information, that has been or will be furnished to Recipient
Appraisers, in any format, in writing or orally, by ESTC, as well as all analyses, compilations, forecasts, studies or other documents prepared by
Recipient Appraisers which contain or reflect any of such information, shall be deemed "Confidential Information." ESTC shall prominently designate all documents containing Confidential Information, and provided to Recipient
Appraisers, with the following, clearly legible legend: "CONFIDENTIAL
INFORMATION".

                  2.     The term "Confidential Information" shall not include
information which: (a) is now or hereafter comes into the public domain other than as a result of a breach of this Agreement by Recipient Appraisers; (b) is lawfully in Recipient Appraiser's possession prior to the receipt of any information from ESTC; (c) is disclosed to Recipient Appraisers on a non-confidential basis by a third party, such fact to be established by the
Recipient Appraisers; (d) is independently developed by Recipient Appraisers without any breach of this Confidentiality Agreement; or (e) is the subject of a written permission to disclose provided by ESTC.

                  3.     Recipient Appraisers shall keep confidential all
Confidential Information and shall not disclose any Confidential Information to any third person, except as may be required by law, regulation, legal or judicial process. Recipient Appraisers may use Confidential Information only to the extent required to accomplish the purposes described in the Letter
Agreement. All Confidential Information (including all copies thereof) shall remain the property of ESTC. The term "person" as used in this

Confidentiality Agreement shall be broadly interpreted to include, without limitation, the media and any corporation, company, group, partnership, individual or other entity.

                  4.     At any time upon request by ESTC, Recipient Appraisers
shall return all written Confidential Information that was furnished to
Recipient Appraisers by ESTC and, unless otherwise required by law or regulation, Recipient Appraisers shall destroy all analyses, compilations, forecasts, studies or other documents prepared by Recipient Appraisers that contain or reflect any of such information.

                  5.     This Confidentiality Agreement and all rights and
obligations hereunder shall expire and cease to have any force or effect on the second anniversary of the date hereof.

                  6.     This Agreement shall be construed in accordance with
and governed in all respects by the law of the State of Delaware.

                  7.     This Agreement contains the final, complete and
exclusive agreement of the parties relative to the subject matters hereof and supersedes all prior and contemporaneous understandings and agreements relating to its subject matter. This Confidentiality Agreement may not be changed, modified, amended or supplemented except by a written instrument signed by all parties.

                  8.     This Confidentiality Agreement may be executed in
counterparts, each of which shall constitute an original and all of which, when taken together, shall constitute one and the same instrument.

                  9.     If the foregoing is acceptable to you, please
countersign this Agreement in the space provided below and return a fully executed copy hereof to ESTC. Upon such countersignature, this Agreement shall take effect as of the date first above written.

                                             EXPRESS SEA TRANSPORT CORPORATION

                                             By:  ____________________________
                                                  Authorized Signatory

Accepted and Agreed:

First Appraiser

Name: ____________________________

Signature: ____________________________

Second Appraiser

Name: ____________________________

Signature: ____________________________

Third Appraiser

Name: ____________________________

Signature: ____________________________